UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 8, 2009

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
31850 Northwestern Highway Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)

(Registrant’s telephone number, including area code)  (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On June 8, 2009, Richard Agree resigned as President of Agree Realty Corporation (the “Company”), although he will continue to serve as the Company’s Chief Executive Officer, Chairman of the Board of Directors and a director.

(c)/(d)    On June 8, 2009, the Board appointed Joey Agree to the position of President and Chief Operating Officer of the Company.  In addition, the Board approved the expansion of the Board to seven members and Joey Agree was appointed to fill the Board’s new vacancy.  He will also serve on the Executive Committee of the Board.

      Joey Agree, 30, has been Executive Vice President of the Company since January 2006. Prior to being appointed to this position, Mr. Agree supervised the Company’s development and acquisition activities. Prior to joining the Company in March 2005, Mr. Agree was employed by Grand/Sakwa Properties, one of the largest private developers in the Midwest, as a director of land acquisitions. He is a member of the State Bar of Michigan and the International Council of Shopping Centers. He holds a J.D. from Wayne State University Law School and a B.A. in Political Science from the University of Michigan. Joey Agree is the son of Richard Agree.

      The Company announced the foregoing in a press release on June 8, 2009, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item  9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Press release, dated June 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

/s/ Kenneth R. Howe
Vice President, Finance and Chief Financial Officer

Date: June 9, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated June 8, 2009